                                   FORM OF
                           PARTICIPATION AGREEMENT
                                    Among
                     OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                            OPPENHEIMERFUNDS, INC.
                                     and
                                     LIFE INSURANCE COMPANY

            THIS AGREEMENT (the "Agreement"),  made and entered into as of the
____ day of  ____________,  200__  by and  among  ______________________  Life
Insurance  Company  (hereinafter  the  "Company"),  on its own  behalf  and on behalf of each  separate  account of the  Company  named in Schedule 1 to this
Agreement,  as may be amended from time to time by mutual consent (hereinafter collectively the "Accounts"),  Oppenheimer Variable Account Funds (hereinafter the "Fund") and OppenheimerFunds, Inc. (hereinafter the "Adviser").
            WHEREAS,  the Fund is an open-end  management  investment  company and is available to act as the  investment  vehicle for separate  accounts now in existence or to be  established  at any date  hereafter  for variable  life
insurance   policies,   variable  annuity  contracts  and  other  tax-deferred
products  (collectively,  the "Variable  Insurance  Products") offered by life insurance companies (hereinafter "Participating Insurance Companies");
            WHEREAS,  the  beneficial  interest  in the Fund is  divided  into
several  series  of  shares,   each   designated  a   "Portfolio",   and  each
representing  the  interests in a particular  managed pool of  securities  and other assets;
            WHEREAS,  the Fund has obtained an order from the  Securities  and
Exchange  Commission  (the  "SEC"),  dated July 16,  1986 (File No.  812-6324)
granting  Participating  Insurance Companies and variable annuity and variable life insurance  separate  accounts  exemptions from the provisions of sections
9(a),  13(a),  15(a),  and 15(b) of the  Investment  Company  Act of 1940,  as
amended,   (hereinafter   the   "1940   Act")  and   Rules   6e-2(b)(15)   and
6e-3(T)(b)(15)  thereunder,  to the extent  necessary to permit  shares of the
Fund to be sold to and held by variable  annuity and variable  life  insurance
separate   accounts  of  both  affiliated  and  unaffiliated   life  insurance
companies (hereinafter the "Mixed and Shared Funding Exemptive Order");
            WHEREAS,   the  Fund  is  registered  as  an  open-end  management
investment  company  under  the  1940  Act and each  class  of  shares  of the
Portfolios  of the Fund is  registered  under the  Securities  Act of 1933, as amended (hereinafter the "1933 Act");
            WHEREAS,  the Adviser is duly registered as an investment  adviser under the federal Investment Advisers Act of 1940;
            WHEREAS,  the  Company has  registered  or will  register  certain
variable   annuity  and/or  life  insurance   contracts  under  the  1933  Act
(hereinafter   "Contracts")   (unless  an  exemption  from   registration   is
available);
            WHEREAS,  the  Accounts  are or will be  duly  organized,  validly
existing   segregated   asset   accounts  under   applicable   insurance  law,
established  by  resolution  of the Board of Directors of the Company,  to set
aside and invest assets  attributable to the aforesaid variable contracts (the
Separate  Account(s)  covered by the  Agreement  are  specified  in Schedule 1 attached hereto, as may be modified by mutual consent from time to time);
            WHEREAS,  the Company has registered or will register the Accounts as unit  investment  trusts  under  the 1940 Act  (unless  an  exclusion  from registration is available);
            WHEREAS, to the extent permitted by applicable  insurance laws and regulations,  the Company  intends to purchase  shares in the Portfolios  (the
Portfolios  covered by this  Agreement  are  specified  in Schedule 2 attached hereto as may be modified by mutual  consent from time to time),  on behalf of the Accounts to fund the  Contracts,  and the Fund is  authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and
            NOW,  THEREFORE,  in consideration  of their mutual promises,  the
Fund, the Adviser and the Company agree as follows:
ARTICLE I.  Purchase and Redemption of Fund Shares

1.1.  The Fund agrees to make  available to the Company for purchase on behalf of the  Accounts  those  shares of a  Portfolio  of the Fund which the Company orders on behalf of the  Accounts,  executing  such orders on a daily basis at the net asset value next  computed  after  receipt by the Fund or its designee of  the  order  for  such  shares,  as  established  in  accordance  with  the provisions of the then current prospectus of the Fund.
1.2.  The  Fund  will  not  sell  shares  of  any   Portfolio   to  any  other
Participating   Insurance   Company   separate  account  unless  an  agreement
containing  provisions similar in substance to Sections 2.1 and 2.2 of Article
II,  Sections  3.7 and 3.8 (other  than the  provision  requiring  the Fund to provide  voting  standards) of Article III and Article V of this  Agreement is in effect to govern such sales,  it being agreed and understood by Company and the Fund that this  provision is not intended to prevent the Fund from selling its shares to any potential  investor whose purchase of shares does not render the  shares  of  the  Fund  or  any  Portfolio  ineligible  for  continued  or additional investment by the Company and its Account(s),  and it being further understood  and agreed by the Company and the Fund that this  provision  shall apply  prospectively to participation  agreements that the Fund enters into on or after the date hereof.
1.3.  The  Company  shall be the  designee of the Fund for receipt of purchase orders and  requests  for  redemptions  or  exchanges of shares of a Portfolio
("Instructions").  The  Business Day on which such  Instructions  are received in proper form by the Company and time  stamped by the Company by the close of trading  will be the  date  and time as of  which  Portfolio  shares  shall be deemed  purchased,  exchanged  or redeemed  as a result of such  Instructions;
provided that the Fund receives such  Instructions  by 9:30 a.m.  Eastern Time on the next following  business day.  Instructions  received in proper form by the Company and time stamped after the close of trading on any given  Business
Day or  received  by the  Fund  after  9:30  a.m.  Eastern  Time  on the  next following  business day shall be treated as if received on the next  following
Business  Day. The Company  warrants that all orders  transmitted  to the Fund by 9:30 a.m.  Eastern Time on a Business  Day were  received by the Company in proper  form and time  stamped  prior to the  close of  trading  on the  prior
Business  Day.  "Business  Day" shall mean any day on which the New York Stock
Exchange is open for trading  and on which the Fund  calculates  its net asset value pursuant to the rules of the SEC and its current prospectus.
      The  Fund  shall  calculate  the  net  asset  value  per  share  of each
Portfolio on each Business Day, and shall  communicate  these net asset values to the  Company  or its  designee  on a daily  basis  as  soon  as  reasonably practicable after the calculation is completed  (normally by 6:30 p.m. Eastern time).  If the Fund is unable to meet the 6:30 p.m.  time stated  herein,  the
Fund shall provide  additional  time equal to the additional time it takes the
Fund to make the net asset value  available  to the Company for the Company to place  orders  for  the  purchase  and  redemption  of  shares  and  make  any applicable purchase payments.

      The  Company  shall  submit  payment  for the  purchase  of  shares of a
Portfolio  in  federal  funds  transmitted  by  wire  to  the  Fund  or to its designated  custodian,  which must  receive such wires no later than the close of the Federal Reserve Bank of New York,  which is 6:00 p.m.  Eastern time, on the Business Day  following  the Business Day for which such  purchase  orders have been placed.

      Issuance  and  transfer  of the  Portfolio  shares will be by book entry only.  Stock  certificates  will not be issued to the Company or the Accounts.
Portfolio  shares  purchased from the Fund will be recorded in the name of the appropriate Account or the appropriate subaccount of each Account.

      The Fund shall furnish,  on or before the  ex-dividend  date,  notice to the Company of any income dividends or capital gain  distributions  payable on the shares of any  Portfolio.  The Company  hereby  elects to receive all such income dividends and capital gain  distributions as are payable on shares of a
Portfolio in additional  shares of that  Portfolio,  and the Company  reserves the right to change  this  election  in the  future.  The Fund will notify the
Company of the number of shares so issued as  payment  of such  dividends  and distributions.

      Each party to this  Agreement  agrees  that,  in the event of a material error resulting from incorrect information or confirmations,  the parties will seek to comply in all material  respects  with the  provisions  of  applicable federal securities laws.

1.4.  The Fund agrees to make Portfolio  shares  available for purchase by the
Company  for their  separate  Accounts  listed in  Schedule 1 on those days on which a  Portfolio  calculates  its net asset  value  pursuant to rules of the
SEC;  provided,  however,  that the Board of Trustees of the Fund (hereinafter the "Trustees")  may refuse to sell shares of any Portfolio to any person,  or suspend or terminate  the  offering of shares of any  Portfolio if such action is required by law or by regulatory  authorities having jurisdiction or is, in the sole  discretion  of the  Trustees,  acting in good  faith and in light of their  fiduciary  duties under federal and any  applicable  state laws, in the best  interests  of the  shareholders  of  any  Portfolio  (including  without
limitation   purchase   orders  that   individually  or  together  with  other
contemporaneous   orders  represent  large   transactions  in  shares  of  any
Portfolio  held for a relatively  brief period of time).  Such shares shall be purchased  at the  applicable  net asset  value per  share,  increased  by any initial sales charge,  if the Fund's  prospectus then in effect imposes such a charge on such  purchases.  Without  limiting the foregoing,  the Fund and the
Fund's  transfer  agent  may  take  such  other  action  (including,   without
limitation,  rejecting  specific  purchase  orders) as they deem  necessary to reduce,  discourage or eliminate  market timing  activity.  The Company agrees to follow and adhere to the Fund's market timing  procedures  and to cooperate with the Fund and the  Adviser to assist in the  implementation  of the Fund's restrictions  on purchase,  redemption  and exchange  activity  that follows a market timing pattern,  including but not limited to providing  information on
Contract owner transactions,  holdings and other information as may reasonably
be   requested   by  the  Fund,   the   Adviser  or  their   duly   authorized
representatives.
1.5.  The Fund agrees to [redeem] or  exchange,  upon the  Company's  request, any full or fractional shares of the Fund held by the Company,  executing such requests on a daily basis at the net asset value next  computed  after receipt by the Fund or its  designee  of the request  for  redemption,  reduced by any redemption  fee or deferred sales charge,  if the Fund's  prospectus in effect as of the  date  of  such  redemption  imposes  such a fee or  charge  on such redemptions.  For  purposes of this  Section  1.4,  the  Company  shall be the designee  of the Fund for receipt of requests  for  redemption  and receipt by such designee  shall  constitute  receipt by the Fund;  provided that the Fund receives written (or facsimile)  notice of such request for redemption by 9:30
a.m.  Eastern Time on the next  following  Business  Day;  however the Company undertakes  to use its best  efforts to provide  such notice to the Fund by no later  than  9:00  A.M.  Eastern  time on the  next  following  Business  Day.
Payment  shall  be  made  within  the  time  period  specified  in the  Fund's prospectus or statement of additional information ("SAI"), provided,  however, that in no event  shall  payment  be  delayed  for a  greater  period  than is permitted  by the 1940  Act.  In the  event the Fund does not pay for the Fund shares that are  redeemed on the next  Business  Day after a request to redeem shares  is made,  then the Fund  shall  apply  any such  delay in  redemptions uniformly to all records  holders of shares of that  Portfolio.  Payment shall be in federal  funds  transmitted  by wire to the  Company's  bank accounts as designated  by the Company in writing from time to time.  The Company  further agrees to  furnish,  or cause to be  furnished,  to the Fund,  the Adviser and their duly  appointed  agents a copy of the Company's SAS 70 reports  prepared by the Company's  independent  auditor within a reasonable time such report is completed  and to submit to an  inspection  by the Fund,  the Adviser or their duly authorized agents of its books and records upon reasonable notice.
1.6.  The Company  agrees to purchase and redeem the shares of the  Portfolios named in  Schedule 2 offered  by the then  current  prospectus  and SAI of the
Fund in  accordance  with the  provisions  of such  prospectus  and  SAI.  The
Company  shall not  permit any  person  other  than a  Contract  owner to give instructions  to the  Company  which would  require  the Company to  purchase, redeem or exchange shares of the Fund.
            1.7   The Fund offers share classes which impose  redemption  fees in certain  circumstances  ("Redemption  Fee Funds") and, with respect to such
Redemption  Fee  Funds,  the  Company  agrees to  monitor  holding  periods of
Contract  owners and to track such holding  periods for purposes of the Fund's
assessment  of  redemption  fees  in  conjunction   with  those   transactions
specifically  subject to such fees,  subject to any  reasonable  exceptions as set  forth  in the  Redemption  Fee  Funds  prospectuses.  The  Company  shall maintain  records  supporting its  calculations  of redemption fees payable to each Fund and  shall  provide  the Fund with  access,  to or copies  of,  such records upon the reasonable  request of the Fund.  Company shall calculate the amount of  redemption  fees  payable  to each  Fund on a daily  basis and such amount shall be netted against the redemption proceeds payable by the Company.

      Nothing herein shall be construed to require actions on the part of
Company that would, in the best judgment of the Company, constitute the violation or breach of any duty the Company owes to Contract owners whose
Contracts were purchased prior to the creation of the Redemption Fee Fund shares.

ARTICLE II. Representations and Warranties

2.1.  The Company  represents  and warrants that the  securities  deemed to be issued by the Accounts  under the  Contracts  are or, prior to any issuance or sale  will be,  registered  under  the  1933 Act  (unless  an  exemption  from registration  is available)  and, that the Contracts  will be issued,  offered and sold in compliance in all material  respects with all  applicable  federal and state laws and regulations,  including without  limitation state insurance suitability  requirements and National Association of Securities Dealers, Inc.
("NASD")  conduct rules.  The Company further  represents and warrants that it is an insurance  company duly organized and in good standing under  applicable state law and that it has legally and validly  established  the Accounts prior to the issuance or sale of units  thereof as a segregated  asset account under applicable  insurance law and has registered  the Accounts as unit  investment trusts in accordance  with the provisions of the 1940 Act (unless an exclusion from  registration  is available) to serve as segregated  investment  accounts for the Contracts,  and that it will maintain such registration for so long as any Contracts are  outstanding  or until  registration  is no longer  required under  federal  and  state  securities  laws.  The  Company  shall  amend  the
registration   statement  under  the  1933  Act  for  the  Contracts  and  the registration  statement  under the 1940 Act for the Accounts from time to time as required in order to effect the continuous  offering of the Contracts or as may  otherwise be required by applicable  law. The Company shall  register and qualify the Contracts for sale in accordance  with the securities  laws of the various states only if and to the extent deemed necessary by the Company.
2.2.  The Company  represents  and warrants  that the  Contracts are currently and at the time of  issuance  will be  treated  as life  insurance  or annuity contracts under  applicable  provisions of the Internal  Revenue Code of 1986, as amended (the "Code") and the  regulations  issued  thereunder,  and that it will make every effort to maintain such  treatment and that it will notify the
Fund and the Adviser  immediately upon having a reasonable basis for believing that the  Contracts  have ceased to be so treated or that they might not be so treated in the future. In addition,  the Company  represents and warrants that the Accounts  are a  "segregated  asset  accounts"  and that  interests in the
Accounts are offered  exclusively  through the purchase of or transfer  into a
"variable  contract" within the meaning of such terms under Section 817 of the
Code  and the  regulations  issued  thereunder  and any  amendments  or  other modifications  to such section or such  regulations  (and any revenue rulings, revenue procedures,  notices and other published announcements of the Internal
Revenue Service interpreting these provisions).  The Company shall continue to meet  such  definitional  requirements,  and it will  notify  the Fund and the
Adviser  immediately  upon having a reasonable  basis for believing  that such requirements  have  ceased  to be met or  that  they  might  not be met in the future.  The Company  represents  and warrants  that it will not purchase Fund
shares  with  assets  derived  from  tax-qualified   retirement  plans  except
indirectly, through Contracts purchased in connection with such plans.
2.3.  The Fund  represents and warrants that Fund shares sold pursuant to this
Agreement  shall be  registered  under  the 1933 Act and duly  authorized  for issuance  and sold in  accordance  with  applicable  state and federal law and that the Fund is and shall  remain  registered  under the 1940 Act for as long as the Fund shares are sold. The Fund shall amend the  registration  statement for its  shares  under  the 1933  Act and the  1940  Act from  time to time as required in order to effect the  continuous  offering of its shares.  The Fund shall register and qualify the shares for sale in accordance  with the laws of the various states only if and to the extent deemed advisable by the Fund.
2.4.  The Fund will at all times  invest  money from the  Contracts  in such a manner as to ensure that the Contracts  will be treated as variable  contracts under the Code and the regulations  issued  thereunder.  Without  limiting the scope of the foregoing,  the Fund  represents and warrants that each Portfolio of the  Fund  will  comply  with  Section  817(h)  of the  Code  and  Treasury
Regulation 1.817-5, relating to the diversification  requirements for variable annuity,  endowment,  or life insurance  contracts and any amendments or other modifications  to such  Section  or  Regulations  (and  any  revenue  rulings,
revenue  procedures,   notices,  and  other  published  announcements  of  the
Internal  Revenue Service  interpreting  these  provisions).  In the event the
Fund  should  fail to so  qualify,  it will take all  reasonable  steps (a) to notify the  Company  of such  breach  and (b) to resume  compliance  with such diversification  requirement  within the grace  period  afforded  by  Treasury
Regulation  1.817.5.  The Fund and Adviser  represent  that each  Portfolio is qualified as a Regulated  Investment  Company  under  Subchapter M of the Code and  that it will  maintain  such  qualification  (under  Subchapter  M or any successor  provision),  and that it will notify the Company  immediately  upon having a reasonable  basis for  believing  that it has ceased to so qualify or that it might not so qualify in the future.
2.5.  If the Contracts  purchase shares of a series and class of the Fund that have  adopted  a  plan  under  Rule  12b-1  under  the  1940  Act  to  finance distribution  expenses (a "12b-1  Plan"),  the  Company  agrees to provide the
Trustees any  information  as may be reasonably  necessary for the Trustees to review the Fund's 12b-1 Plan or Plans.
2.6.  The Fund represents that it is lawfully  organized and validly  existing under the laws of the Commonwealth of Massachusetts  and that it does and will comply with applicable provisions of the 1940 Act.
2.7.  The  Adviser  represents  and  warrants  that it is and will remain duly registered under all applicable  federal and state securities laws and that it shall perform its  obligations  for the Fund in compliance with any applicable state and federal securities laws.
2.8.  The  Fund  and  Adviser  each  represent  and  warrant  that  all of its respective directors, trustees, officers, employees,  investment advisers, and transfer  agent of the Fund are and shall  continue to be at all times covered by a blanket fidelity bond (which may, at the Fund's election,  be in the form of a joint  insured  bond) or similar  coverage for the benefit of the Fund in an amount not less than the minimal coverage as required  currently by Section
17(g)  and Rule  17g-1  under  the 1940 Act or  related  provisions  as may be promulgated  from time to time. The aforesaid Bond shall include  coverage for larceny  and  embezzlement  and  shall  be  issued  by a  reputable  insurance company.  The Adviser agrees to make all  reasonable  efforts to see that this bond or another bond  containing  these  provisions  is always in effect,  and agrees to  notify  the  Company  in the event  that  such  coverage  no longer applies.
2.9.  The  Company   represents  and  warrants  that  all  of  its  directors,
officers,  employees,  agents,  investment advisers, and other individuals and entities  dealing with the money and/or  securities of the Fund are covered by a blanket  fidelity  bond or similar  coverage  in an amount not less than the equivalent  of U.S. $10 million.  The aforesaid  bond shall  include  coverage for larceny  and  embezzlement  and shall be issued by a  reputable  insurance company.  The  Company  agrees  that any  amount  received  under such bond in connection  with  claims  that  derive  from  arrangements  described  in this
Agreement  will be paid  by the  Company  for the  benefit  of the  Fund.  The
Company  agrees  to make  all  reasonable  efforts  to see that  this  bond or another bond containing  these  provisions is always in effect,  and agrees to notify  the Fund and the  Adviser in the event  that such  coverage  no longer applies.
2.10. The Fund and the  Adviser  represent  that they  will make a good  faith effort to furnish  information  to the  Company  about the Fund not  otherwise available to the Company  which is required by state  insurance  law to enable the  Company  to obtain the  authority  needed to issue the  Contracts  in any applicable state.
      The  Company   undertakes  and  agrees  to  comply,  and  to  take  full
responsibility in complying with any and all laws, regulations,  protocols and other  requirements  relating  to money  laundering,  both  United  States and foreign,  including,  without  limitation,  the International Money Laundering
Abatement  and  Anti-Terrorist  Financing  Act of 2001  (Title  III of the USA
Patriot  Act),  hereinafter,  collectively  with the  rules,  regulations  and orders promulgated  thereunder (the "Patriot Act") and any requirements and/or requests in connection therewith, made by regulatory authorities,  the Fund or their duly  appointed  agents,  either  generally  or in respect of a specific transaction,  and/or in the context of a "primary money laundering concern" as defined in the Patriot  Act.  The Company  agrees as a condition  precedent to any transaction taking or continuing to be in effect under this Agreement,  to comply with any and all anti-money  laundering  laws,  regulations,  orders or requirements,  and  without  prejudice  to the  generality  of the  above,  to provide regulatory  authorities,  the Fund or its duly appointed agents,  with all necessary  reports and  information  for the Fund or its agents to fulfill their obligations,  if any, under the Patriot Act for the purposes of the Fund or  other  third  parties  complying  with any and all  anti-money  laundering requirements  imposed  by the  Patriot  Act,  including,  without  limitation, enhanced  due  diligence  obligations,  the  filing  of  Currency  Transaction
Reports and/or of Suspicious Activity Reports obligations,  and/or the sharing of  information  requirements.  In the event  reports and  information  deemed satisfactory  by the Fund are not  received  within a  reasonable  time period from the date of the  request,  the  Fund  reserve  the  right to  reject  any transaction and/or cease to transact with the Company and/or the Accounts.

      Further,  the Company represent that the Company has not received notice of, and to the Company's knowledge,  there is no basis for, any claim, action, suit,  investigation  or  proceeding  that might  result in a finding that the
Company is not or has not been in  compliance  with the Patriot  Act,  and the rules and regulations promulgated thereunder.

2.11. The  Company,  the Fund and the Advisor  each agree to notify the others immediately  upon having a reasonable  basis for  believing  that any of these representations  and  warranties  are no longer true or accurate to a material extent.

            2.12  The  Company  shall   maintain  and  enforce   policies  and
procedures   reasonably   designed  to  ensure  that  Portfolio  share  orders
transmitted  to the Fund are segregated by time of receipt in order to prevent
Share orders from being  executed at a price based on a previously  determined net asset value.

            2.13  The Company shall  facilitate and cooperate with third-party audits  arranged by the Fund or the Adviser to evaluate the  effectiveness  of its compliance controls.

            2.14  The  Company  shall  provide  the  Fund's  chief  compliance officer with direct access to its compliance personnel.

            2.15  The  Company  shall  provide  the  Fund's  chief  compliance officer  with  periodic  reports and shall  promptly  provide the Fund's chief compliance  officer  with  special  reports  in the  event  of any  compliance problems that arise.

ARTICLE III.      Sales Material, Prospectuses and Other Reports

3.1.  The Company shall furnish,  or shall cause to be furnished,  to the Fund or its designee,  each piece of sales literature or other promotional material in which the Fund or the Adviser is named,  at least ten  Business  Days prior to its  use.  No such  material  shall  be used  if the  Fund or its  designee reasonably  object to such use within ten Business  Days after receipt of such material.
3.2.  The Company shall not give any  information or make any  representations or statements on behalf of the Fund or concerning the Fund in connection  with the sale of the  Contracts  other  than  the  information  or  representations contained in the registration  statement or prospectus for the Fund shares, as such  registration  statement and  prospectus  may be amended or  supplemented from time to time,  or in  reports  or proxy  statements  for the Fund,  or in sales  literature or other  promotional  material  approved by the Fund or its designee, except with the permission of the Fund.
3.3.  For purposes of this Article III, the phrase "sales  literature or other promotional  material"  includes,  but  is not  limited  to,  portions  of the following  that  use any logo or other  trademark  related  to the Fund or its affiliates,  and any of the  following  that refer to the Fund or an affiliate of the Fund:  advertisements (such as material published,  or designed for use in, a newspaper,  magazine, or other periodical, radio, television,  telephone or tape  recording,  videotape  display,  signs  or  billboard  or  electronic media), and sales literature (i.e., any written  communication  distributed or made  generally  available to customers  or the public,  including  brochures, circulars,  market  letters  and form  letters,  seminar  texts,  reprints  or excerpts  from any  advertisement,  sales  literature  or published  article), educational  training  materials or other  communications  distributed or made generally  available  to some or all  agents or  employees,  and  registration
statements,   prospectuses,   SAIs,   shareholder   reports,   and  any  other
communications  distributed  or made  generally  available  with regard to the
Fund.
3.4.  The Fund shall  provide to the Company a copy of its current  prospectus within a reasonable  period of its filing date,  and provide other  assistance as is  reasonably  necessary  in order for the Company once each year (or more frequently if the prospectus for the Fund is  supplemented or amended) to have the prospectus for the Contracts and the Fund's  prospectus  printed  together in one  document.  The Adviser  shall be  permitted  to review and approve the typeset form of the Fund's Prospectus prior to such printing.
3.5.  The Fund or the Adviser  shall  provide the Company with  either:  (i) a copy of the Fund's proxy material, reports to shareholders,  other information relating  to the Fund  necessary  to  prepare  financial  reports,  and  other communications  to  shareholders  for  printing and  distribution  to Contract owners,  or (ii) camera  ready,  electronic  file and/or  printed  copies,  if appropriate,  of such  material  for  distribution  to Contract  owners at the
Company'  expense,   within  a  reasonable  period  of  the  filing  date  for
definitive  copies of such material.  The Adviser shall be permitted to review and approve the typeset form of such proxy material,  shareholder  reports and communications prior to such printing.
3.6.  The Company  assumes sole  responsibility  for ensuring  that the Fund's prospectus,  shareholder reports and  communications,  and proxy materials are delivered to Contract owners in accordance  with applicable  federal and state securities laws.
3.7.  The Company shall:
                  (i)   solicit voting instructions from Contract owners;
                  (ii)  vote  Fund  shares  in  accordance  with  instructions
received from                             Contract owners; and
                  (iii) vote Fund shares for which no  instructions  have been
received                            in the same  proportion  as Fund shares of
such Portfolio(s) for                           which       instructions  have
been received,
so long as and to the extent that the SEC  continues to interpret the 1940 Act to require  pass-through  voting privileges for variable contract owners or to the extent  otherwise  required by law. The Company will vote Fund shares held in any segregated  asset account,  as well as shares owned by the Company,  in the  same  proportion  as Fund  shares  of such  Portfolio  for  which  voting instructions  have been received from Contract owners, to the extent permitted by law.
            3.8   Participating  Insurance  Companies shall be responsible for assuring that each of their  separate  accounts  participating  in a Portfolio calculates  voting  privileges  as  required  by the Mixed and Shared  Funding
Exemptive  Order and consistent  with any  reasonable  standards that the Fund may adopt and provide in writing.
ARTICLE IV. Fees and Expenses

4.1.  The Fund and  Adviser  shall  pay no fee or  other  compensation  to the
Company  under  this  agreement,  and the  Company  shall  pay no fee or other compensation to the Fund or Adviser, except as provided herein.
4.2.  All expenses  incident to  performance  by each party of its  respective duties under this  Agreement  shall be paid by that party.  The Fund shall see to it that all its  shares are  registered  and  authorized  for  issuance  in accordance with applicable  federal law and, if and to the extent advisable by the Fund, in accordance  with  applicable  state laws prior to their sale. The
Fund shall bear the expenses for the cost of  registration  and  qualification of the Fund's  shares,  preparation  and filing of the Fund's  prospectus  and registration  statement,  proxy materials and reports,  and the preparation of all statements and notices required by any federal or state law.
4.3.  The Fund will pay the expenses  associated  with the following:  setting the  prospectus  and profiles in type;  printing  copies of the prospectus and profiles  to be  delivered  to  existing  Contract  owners  investing  in  the
Portfolios;  providing a reasonable number of copies of the SAI to the Company for itself and for any  current  owner of a Contract  who  requests  such SAI;
setting in type and printing the proxy  materials and reports to  shareholders
(including  the costs of  printing a  prospectus  that  constitutes  an annual report);  and the  preparation of all  statements and notices  required by any federal or state law.
4.4.  Unless  otherwise  agreed,  the  Company  shall  bear  the  expenses  of printing  copies of the current  prospectus  and profiles  for the  Contracts;
printing  copies  of the  Fund's  prospectus  and  profiles  that  are used in connection with offering the Contracts;  distributing the Fund's prospectus to owners of Contracts  issued by the  Company;  and of  distributing  the Fund's proxy  materials and reports to such Contract  owners.  If the  prospectus for the Contracts and the Fund's  prospectus  are printed  together in one or more documents,  printing  costs shall be  allocated  to reflect the Fund's  share, pursuant  to  Section  4.3,  of  the  total  costs  for  printing  the  Fund's prospectus(es)  to be delivered to existing  Contract owners  investing in the
Portfolio(s),  determined  according  to the  number  of pages  of the  Fund's respective  portions  of  the  documents;  provided  that  the  Fund  receives invoices for such expense within 45 days after printing.
4.5.  In the  event the Fund adds one or more  additional  Portfolios  and the parties desire to make such  Portfolios  available to the respective  Contract owners as an underlying  investment  medium,  a new Schedule 2 or an amendment to this Agreement  shall be executed by the parties  authorizing  the issuance of shares of the new  Portfolios  to the  particular  Accounts.  The amendment may also  provide  for the sharing of expenses  for the  establishment  of new
Portfolios among Participating  Insurance Companies desiring to invest in such
Portfolios  and the  provision of funds as the initial  investment  in the new
Portfolios.
ARTICLE V.  Potential Conflicts

5.1.  The  Trustees  will  monitor the Fund for the  existence of any material irreconcilable  conflict  between the interests of the Contract  owners of all separate accounts  investing in the Fund. An irreconcilable  material conflict may arise  for a variety  of  reasons,  including:  (a) an action by any state insurance  regulatory  authority;  (b) a change in applicable federal or state insurance,  tax,  or  securities  laws or  regulations,  or a  public  ruling, private  letter ruling,  no-action or  interpretative  letter,  or any similar action  by  insurance,  tax,  or  securities  regulatory  authorities;  (c) an administrative  or  judicial  decision  in any  relevant  proceeding;  (d) the manner in which the  investments  of any  Portfolio are being  managed;  (e) a difference in voting  instructions given by participating  insurance companies or by variable annuity  contract and variable life insurance  contract owners;
or (f) a decision  by an  insurer to  disregard  the  voting  instructions  of
Contract  owners.  The  Trustees  shall  promptly  inform  the  Company  if it
determines   that  an   irreconcilable   material   conflict  exists  and  the
implications thereof.
5.2.  The  Company  has  reviewed  a copy  of the  Mixed  and  Shared  Funding
Exemptive  Order,  and in  particular,  has  reviewed  the  conditions  to the requested  relief set forth  therein.  The  Company  agrees to be bound by the responsibilities  of a  participating  insurance  company  as set forth in the
Mixed and Shared Funding  Exemptive Order,  including  without  limitation the requirement  that the Company  report any  potential or existing  conflicts of which it is aware to the  Trustees.  The Company  will assist the  Trustees in carrying out their  responsibilities  in monitoring  such conflicts  under the
Mixed and Shared  Funding  Exemptive  Order,  by  providing  the Trustees in a timely manner with all  information  reasonably  necessary for the Trustees to consider  any  issues  raised.  This  includes,  but is  not  limited  to,  an obligation  by the  Company to inform the  Trustees  whenever  Contract  owner voting  instructions  are  disregarded  and by confirming  in writing,  at the
Fund's  request,  that  the  Company  are  unaware  of any such  potential  or existing material irreconcilable conflicts.
5.3.  If it is determined by a majority of the Trustees,  or a majority of its disinterested  Trustees,  that a material  irreconcilable conflict exists, the
Company shall,  at its expense and to the extent  reasonably  practicable  (as determined by a majority of the disinterested  Trustees),  take whatever steps are necessary to remedy or eliminate the irreconcilable  material conflict, up to and including:  (1) withdrawing the assets  allocable to some or all of the separate  accounts from the Fund or any Portfolio and reinvesting  such assets in a  different  investment  medium,  including  (but not  limited to) another
Portfolio of the Fund, or  submitting  the question  whether such  segregation should be  implemented  to a vote of all  affected  Contract  owners  and,  as appropriate,  segregating the assets of any appropriate  group (i.e.,  annuity contract owners,  life insurance  contract owners, or variable contract owners of one or more Participating  Insurance Companies) that votes in favor of such segregation,  or offering to the affected Contract owners the option of making such a change;  and (2)  establishing a new registered  management  investment company or managed separate  accounts.  The Company's  obligations  under this
Section  5.3  shall  not  depend  on  whether  other  affected   participating
insurance companies fulfill a similar obligation.
5.4.  If a material  irreconcilable  conflict  arises because of a decision by the Company to disregard Contract owner voting  instructions and that decision could conflict with the majority of Contract owner  instructions,  the Company may be required,  at the Fund's election, to withdraw the Accounts' investment in the Fund  and  terminate  this  Agreement;  provided,  however,  that  such withdrawal  and  termination  shall be limited to the extent  required  by the foregoing material  irreconcilable conflict as determined by a majority of the disinterested  Trustees.  Any such withdrawal and termination  must take place within six (6) months after the Fund gives written  notice that this provision is being  implemented,  and  until the end of the six  month  period  the Fund shall continue to accept and implement  orders by the Company for the purchase and redemption of shares of the Fund.
5.5.  If a material  irreconcilable conflict arises because a particular state insurance  regulator's  decision  applicable to the Company conflicts with the majority  of other  state  regulators,  then the  Company  will  withdraw  the
Accounts'  investment  in the Fund and  terminate  this  Agreement  within six months  after  the  Trustees  inform  the  Company  in  writing  that  it  has
determined  that  such  decision  has  created  an   irreconcilable   material
conflict;  provided,  however,  that such withdrawal and termination  shall be limited  to the  extent  required  by the  foregoing  material  irreconcilable conflict as  determined  by a majority of the  disinterested  Trustees.  Until the end of the foregoing six month period,  the Fund shall  continue to accept and implement  orders by the Company for the purchase and redemption of shares of the Fund, subject to applicable regulatory limitation.
5.6.  For purposes of Sections 5.3 through 5.6 of this  Agreement,  a majority of the  disinterested  Trustees shall  determine  whether any proposed  action adequately  remedies any  irreconcilable  material  conflict,  but in no event will  the  Fund  be  required  to  establish  a new  funding  medium  for  the
Contracts.  The Company  shall not be  required by Section 5.3 to  establish a new funding  medium for  Contracts  if an offer to do so has been  declined by vote of a majority of Contract  owners  materially  adversely  affected by the irreconcilable  material  conflict.  In the event that the Trustees  determine that  any  proposed  action  does not  adequately  remedy  any  irreconcilable material  conflict,  then the Company will withdraw the  particular  Accounts'
investment  in the Fund and  terminate  this  Agreement  within six (6) months
after  the   Trustees   inform  the  Company  in  writing  of  the   foregoing
determination,  provided,  however, that such withdrawal and termination shall be  limited  to the  extent  required  by  any  such  material  irreconcilable conflict as determined by a majority of the disinterested Trustees.
ARTICLE VI. Applicable Law

6.1.  This Agreement shall be construed and the provisions hereof  interpreted under and in accordance with the laws of the State of New York.
6.2.  This  Agreement  shall be subject to the provisions of the 1933 Act, the
Securities  Exchange  Act of  1934  and  the  1940  Act,  and  the  rules  and regulations  and  rulings  thereunder,  including  such  exemption  from those statutes,  rules and regulations as the Securities and Exchange Commission may grant  (including,  but not limited to, the Mixed and Shared Funding Exemptive
Order) and the terms hereof shall be  interpreted  and construed in accordance
therewith,   provided  however  that  the  term  "Registration   Statement  or
Prospectus  for the  Variable  Contracts"  and terms of similar  import  shall include (i) any offering  circular or similar document and sales literature or other promotional  materials used to offer and/or sell the variable  Contracts in  compliance  with  the  private  offering  exemption  in the  1933  Act and applicable  federal  and  state  laws  and  regulations,  and  (ii)  the  term
"Registration Statement" and "Prospectus" as defined in the 1933 Act.
ARTICLE VII.      Termination

7.1.  This Agreement shall terminate:
(a)   at the option of any party upon six month's  advance  written  notice to the other parties;
(b)   at the option of the  Company to the extent  that  shares of  Portfolios are not reasonably  available to meet the requirements of its Contracts or are not  appropriate  funding  vehicles for the  Contracts,  as  determined by the
Company  reasonably  and in good  faith.  Prompt  notice  of the  election  to terminate for such cause and an  explanation  of such cause shall be furnished by the Company;
(c)   as provided in Article V;
(d)   at the  option of the Fund or the  Adviser  upon  institution  of formal proceedings  against the Company  (or its  parent) by the NASD,  the SEC,  the insurance  commission  of  any  state  or any  other  regulatory  body  having jurisdiction  over that party,  which would have a material  adverse effect on the Company's ability to perform its obligations under this Agreement;
(e)   at the option of the  Company  upon  institution  of formal  proceedings against the Fund or the  Adviser (or its parent) by the NASD,  the SEC, or any state  securities or insurance  department or any other regulatory body having jurisdiction  over that party,  which would have a material  adverse effect on the  Adviser's  or the Fund's  ability to perform its  obligations  under this
Agreement;
(f)   at the option of the Company or the Fund upon  receipt of any  necessary regulatory  approvals or the vote of the Contract owners having an interest in
the  Account  (or  any   subaccount)  to  substitute  the  shares  of  another
investment  company  for the  corresponding  Portfolio  shares  of the Fund in accordance  with the terms of the Contracts for which those  Portfolio  shares have been selected to serve as the underlying  investment  media.  The Company will  give  45 days  prior  written  notice  to the  Fund  of the  date of any proposed vote or other action taken to replace the Fund's shares;
(g)   at the  option  of the  Company  or the Fund upon a  determination  by a majority of the Trustees,  or a majority of the disinterested  Trustees,  that an  irreconcilable  material  conflict  exists among the  interests of (i) all
Contract  owners of variable  insurance  products of all separate  accounts or
(ii) the interests of the Participating  Insurance  Companies investing in the
Fund as delineated in Article VII of this Agreement;
(h)   at the  option  of the  Company  if the  Fund  ceases  to  qualify  as a
Regulated  Investment  Company  under  Subchapter M of the Code,  or under any successor or similar  provision,  or if the Company  reasonably  believes that the Fund may fail to so qualify;
(i)   at  the   option  of  the   Company  if  the  Fund  fails  to  meet  the
diversification  requirements  specified  in  Section  2.6  hereof  or if  the
Company reasonably believes that the Fund will fail to meet such requirements;
(j)   at the  option  of any party to this  Agreement,  upon  another  party's failure to cure a material  breach of any provision of this  Agreement  within thirty days after written notice thereof;
(k)   at the option of the  Company,  if the  Company  determines  in its sole judgment  exercised  in good  faith,  that  either the Fund or the Adviser has suffered a material  adverse  change in its business,  operations or financial condition  since the date of this  Agreement  or is the  subject  of  material adverse  publicity which is likely to have a material  adverse impact upon the business and operations of the Company;
(l)   at the  option  of the  Fund or the  Adviser,  if the  Fund  or  Adviser
respectively,  shall  determine in its sole judgment  exercised in good faith, that the  Company  has  suffered a material  adverse  change in its  business, operations or financial  condition  since the date of this Agreement or is the subject  of  material  adverse  publicity  which is likely to have a  material adverse impact upon the business and operations of the Fund or the Adviser;
(m)   subject to the Fund's  compliance with Section 2.6 hereof, at the option of the  Fund in the  event  any of the  Contracts  are not  issued  or sold in accordance with applicable requirements of federal and/or state law; or
(n)   at the  option  of the  Fund  if (i)  the  Company  breaches  any of the representations  and warranties  made in this  Agreement;  or (ii) the Company notifies  the Fund  that any of such  representations  and  warranties  may no longer  be  true or  might  not be true in the  future;  or  (iii) any  of the
Company's  representations  and warranties were not true on the effective date of this  Agreement, are  at any time no  longer  true,  or have not been  true during any time since the effective date of this Agreement.
7.2.  It is  understood  and  agreed  that the  right of any  party  hereto to terminate  this  Agreement  pursuant to Section  7.1(a) may be  exercised  for cause or for no cause.
ARTICLE VIII.     Indemnification

8.1.  Indemnification By The Company
(a)   The  Company  agrees to  indemnify  and hold  harmless  the Fund and the
Adviser,  each member of their Board of Trustees or Board of  Directors,  each of their  officers,  employees  and  agents,  and  each  person,  if any,  who controls  the  Fund  within  the  meaning  of  Section  15  of  the  1933  Act
(collectively,  the  "Indemnified  Parties"  for purposes of this Section 8.1)
against any and all losses,  claims,  damages,  liabilities (including amounts paid in  settlement  with the written  consent of the  Company) or  litigation expenses  (including the reasonable  costs of  investigating  or defending any alleged loss, claim,  damage,  fine, liability or expense and reasonable legal counsel fees incurred in connection therewith  (collectively,  "Losses")),  to
which  the   Indemnified   Parties  may  become  subject  under  any  statute,
regulation,  at common  law or  otherwise,  insofar  as such  losses,  claims,
damages,   liabilities  or  expenses  (or  actions  in  respect   thereof)  or
settlements  are related to the sale or  acquisition  of the Fund's  shares or the Contracts and:
(i)   arise out of or are based upon any untrue  statement  or alleged  untrue statement of any material fact  contained in the
                              registration  statement,  prospectus  or SAI for
                              the  Contracts or contained in sales  literature
                              or other promotional  material for the Contracts
                              (or any  amendment or  supplement  to any of the
                              foregoing),  or arise out of or are  based  upon
                              the  omission or the  alleged  omission to state
                              therein a material  fact  required  to be stated
                              therein  or  necessary  to make  the  statements
                              therein   not   misleading   in   light  of  the
                              circumstances  which  they were  made;  provided
                              that  this  agreement  to  indemnify  shall  not
                              apply  as  to  any  Indemnified  Party  if  such
                              statement or omission or such alleged  statement
                              or  omission  was made in  reliance  upon and in
                              conformity  with  information  furnished  to the
                              Company  by or on  behalf  of  the  Fund  or the
                              Adviser for use in the  registration  statement,
                              prospectus  or SAI for the  Contracts  or  sales
                              literature  (or any amendment or  supplement) or
                              otherwise  for use in  connection  with the sale
                              of the Contracts or Fund shares; or

(ii)  arise out of or as a result of  statements or  representations  by or on behalf of the Company (other than  statements or
                              representations    contained    in   the    Fund
                              registration   statement,   Fund  prospectus  or
                              sales literature or other  promotional  material
                              of the  Fund  not  supplied  by the  Company  or
                              persons  under its control) or wrongful  conduct
                              of the  Company  or persons  under its  control,
                              with respect to the sale or  disposition  of the
                              Contracts  or Fund  shares,  provided  any  such
                              statement  or  representation  or such  wrongful
                              conduct  was not  made in  reliance  upon and in
                              conformity   with   information   furnished   in
                              writing,  via fax or via  electronic  means,  to
                              the  Company  by or on behalf of the  Advisor or
                              the Fund; or

(iii) arise out of or result  from any  untrue  statement  or  alleged  untrue statement  of a material  fact  contained in the
                              Fund  registration  statement,  Fund prospectus,
                              SAI or sales  literature  or  other  promotional
                              material  of the Fund or any  amendment  thereof
                              or   supplement   thereto  or  the  omission  or
                              alleged  omission  to state  therein a  material
                              fact required to be stated  therein or necessary
                              to make the  statements  therein not  misleading
                              in light  of the  circumstances  in  which  they
                              were made,  if such  statement  or omission  was
                              made in reliance upon  information  furnished in
                              writing,  via fax or via  electronic  means,  to
                              the Fund or the  Adviser  by or on behalf of the
                              Company or persons under its control;

(iv)  arise out of or result from any  material  breach of this  Agreement  by the Company;

(v)   arise out of or result  from any  failure by the  Company to provide the
                              services  or  furnish  the  materials   required
                              under the terms of this Agreement; or

(vi)  arise out of or result from a Contract  failing to be  considered a life
                              insurance   policy  or  an   annuity   Contract,
                              whichever  is  appropriate,   under   applicable
                              provisions  of the Code  thereby  depriving  the
                              Fund of its  compliance  with Section  817(h) of
                              the  Code,  unless  such  failure  is due to the
                              failure   of  the  Fund  or  any  of  the  other
                              investment   companies  currently  available  as
                              funding  vehicles  for the  Contracts  to invest
                              the assets of any  portfolio in such a manner as
                              to ensure that the Contracts  will be treated as
                              annuity,    endowment,    or   life    insurance
                              contracts,  whichever is appropriate,  under the
                              Code and the regulations  issued  thereunder (or
                              any successor provisions).

except  to the  extent  provided  in  Sections  8.1(b)  and 8.3  hereof.  This indemnification  shall be in addition to any  liability  which the Company may otherwise have.
(b)   The Company  shall not be liable  under this  indemnification  provision with respect to any losses,  claims,  damages,  liabilities  or  litigation to which an  Indemnified  Party would  otherwise  be subject by reason of willful misfeasance,  bad  faith,  or  gross  negligence  in the  performance  of such
Indemnified  Party's duties or by reason of such Indemnified  Party's reckless disregard of obligations and duties under this Agreement.
8.2.  Indemnification by Adviser and Fund
                  (a)(1)      The  Adviser   agrees  to  indemnify   and  hold
harmless the Company and each of its  directors  and  officers,  employees and agents,  and each person,  if any, who controls the Company within the meaning of Section 15 of the 1933 Act  (collectively,  the  "Indemnified  Parties" for purposes of this  Section 8.2)  against any and all losses,  claims,  damages, liabilities  (including amounts paid in settlement with the written consent of the  Adviser)  or  litigation  expenses  (including  any  Losses) to which the
Indemnified  Parties may become  subject  under any  statute,  regulation,  at common law or otherwise,  insofar as such losses, claims, damages, liabilities or expenses (or actions in respect  thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:
(i)   arise out of or are based upon any untrue  statement  or alleged  untrue statement of any material fact  contained in the
                              registration  statement,   prospectus,   SAI  or
                              sales  literature  of the Fund (or any amendment
                              or  supplement  to  any of  the  foregoing),  or
                              arise out of or are based upon the  omission  or
                              the  alleged   omission   to  state   therein  a
                              material fact  required to be stated  therein or
                              necessary  to make the  statements  therein  not
                              misleading  in  light  of the  circumstances  in
                              which  they  were  made;   provided   that  this
                              agreement  to  indemnify  shall  not apply as to
                              any  Indemnified  Party  if  such  statement  or
                              omission or such  alleged  statement or omission
                              was  made in  reliance  upon  and in  conformity
                              with information  furnished in writing,  via fax
                              or via electronic  means,  to the Adviser or the
                              Fund by or on behalf of the  Company  for use in
                              the Fund registration  statement,  prospectus or
                              SAI, or sales  literature  or other  promotional
                              material for the Contracts or of the Fund; or

(ii)  arise  out of or as a result of  statements  or  representations  (other than statements or representations  contained in
                              the  Contracts or in the  Contract  registration
                              statement,  the  Contract  prospectus,  SAI,  or
                              sales literature or other  promotional  material
                              for the  Contracts  not  supplied by the Adviser
                              or the Fund or persons  under the control of the
                              Adviser or the Fund  respectively)  or  wrongful
                              conduct  of the  Adviser  or  persons  under its
                              control,   with   respect   to   the   sale   or
                              distribution  of  the  Contracts,  provided  any
                              such   statement  or   representation   or  such
                              wrongful  conduct was not made in reliance  upon
                              and in conformity with information  furnished in
                              writing,  via fax or via  electronic  means,  to
                              the  Adviser  or the Fund by or on behalf of the
                              Company; or

(iii) arise out of any untrue  statement  or allegedly  untrue  statement of a
                              material  fact   contained  in  a   registration
                              statement,  prospectus,  SAI or sales literature
                              covering  the   Contracts   (or  any   amendment
                              thereof or supplement thereto),  or the omission
                              or alleged  omission to state therein a material
                              fact required to be stated  therein or necessary
                              to make the statement or statements  therein not
                              misleading  in  light  of the  circumstances  in
                              which  they  were  made,  if such  statement  or
                              omission was made in reliance  upon  information
                              furnished in writing,  via fax or via electronic
                              means,  to the  Company  by or on  behalf of the
                              Fund  or  persons   under  the  control  of  the
                              Adviser; or

(iv)  arise out of or result from any  material  breach of this  Agreement  by the Adviser.

except  to the  extent  provided  in  Sections  8.2(b)  and 8.3  hereof.  This indemnification  shall be in addition to any  liability  which the Adviser may otherwise have.
                  (a)(2)      The Fund agrees to indemnify  and hold  harmless
the  Indemnified  Parties  against  any  and  all  losses,  claims,   damages,
liabilities  (including amounts paid in settlement with the written consent of the Fund) or litigation  expenses  (including Losses) to which the Indemnified
Parties may become  subject  under any statute,  regulation,  at common law or otherwise,  insofar as such losses, claims,  damages,  liabilities or expenses
(or actions in respect  thereof) or settlements  are related to the operations of the Fund or the sale or acquisition of the Fund's shares and:
                        (i)   arise  out of or are based  upon (a) any  untrue
                              statement  or alleged  untrue  statement  of any
                              material   fact  or  (b)  the  omission  or  the
                              alleged  omission  to state  therein a  material
                              fact required to be stated  therein or necessary
                              to make the  statements  made therein,  in light
                              of the  circumstances  in which  they were made,
                              not  misleading,  if  such  fact,  statement  or
                              omission  is  contained   in  the   registration
                              statement for the Fund or the  Contracts,  or in
                              the  prospectus  or SAI for the Contracts or the
                              Fund,   or  in  any  amendment  to  any  of  the
                              foregoing,  or  in  sales  literature  or  other
                              promotional  material  for the  Contracts  or of
                              the   Fund,   provided,   however,   that   this
                              agreement  to  indemnify  shall  not apply as to
                              any Indemnified  Party if such  statement,  fact
                              or omission or such alleged  statement,  fact or
                              omission  was  made  in  reliance  upon  and  in
                              conformity   with   information   furnished   in
                              writing,  via fax or via  electronic  means,  to
                              the  Adviser  or the Fund by or on behalf of the
                              Indemnified Party; or

                        (ii)  arise  out of or as a result  of  statements  or
                              representations   (other  than   statements   or
                              representations  contained  in the  Contracts or
                              in  the  Contract  registration  statement,  the
                              Contract  prospectus,  SAI, or sales  literature
                              or other promotional  material for the Contracts
                              not  supplied  by the  Adviser  or the  Fund  or
                              persons  under the control of the Adviser or the
                              Fund  respectively)  or wrongful  conduct of the
                              Fund or persons  under its control  with respect
                              to  the  sale  or   distribution  of  Contracts,
                              provided any such  statement  or  representation
                              or  such  wrongful   conduct  was  not  made  in
                              reliance   upon   and   in    conformity    with
                              information  furnished  in  writing,  via fax or
                              via  electronic  means,  to the  Adviser  or the
                              Fund by or on behalf of the Company; or

                        (iii) arise out of or result from any material  breach
                              of  this  Agreement  by the  Fund  (including  a
                              failure  to  comply  with  the   diversification
                              requirements  specified  in Section  2.6 of this
                              Agreement).

except  to the  extent  provided  in  Section  8.2(b)  and  8.3  hereof.  This indemnification  shall be in  addition  to any  liability  which  the Fund may otherwise have.
(b)   The Fund and  Adviser  shall not be liable  under  this  indemnification provision  with  respect  to  any  losses,  claims,  damages,  liabilities  or litigation to which an Indemnified  Party would otherwise be subject by reason
of  such  Indemnified  Party's  willful  misfeasance,   bad  faith,  or  gross
negligence in the performance of such Indemnified  Party's duties or by reason of such  Indemnified  Party's  reckless  disregard of  obligations  and duties under this Agreement.
8.3.  Indemnification Procedure
            Any  person  obligated  to  provide   indemnification  under  this
Article VIII ("indemnifying  party" for the purpose of this Section 8.3) shall not be liable under the  indemnification  provisions of this Article VIII with respect to any claim made against a party  entitled to  indemnification  under this  Article VIII  ("indemnified  party" for the purpose of this Section 8.3)
unless such indemnified  party shall have notified the  indemnifying  party in writing  within a  reasonable  time  after the  summons or other  first  legal process  giving  information of the nature of the claim shall have been served upon such  indemnified  party (or after such party shall have received  notice of  such  service  on  any  designated  agent),  but  failure  to  notify  the indemnifying  party of any such claim shall not relieve the indemnifying party from any  liability  which it may have to the  indemnified  party against whom such action is brought  under the  indemnification  provisions of this Article
VIII,  except to the extent that the failure to notify  results in the failure of actual  notice to the  indemnifying  party and such  indemnifying  party is damaged  solely as a result of failure to give such  notice.  In case any such action is brought against the indemnified  party, the indemnifying  party will be entitled to participate,  at its own expense,  in the defense thereof.  The indemnifying party also shall be entitled to assume the defense thereof,  with counsel  satisfactory to the party named in the action.  After notice from the indemnifying  party  to the  indemnified  party  of the  indemnifying  party's election to assume the defense thereof,  the indemnified  party shall bear the fees  and  expenses  of  any  additional  counsel  retained  by  it,  and  the indemnifying  party will not be liable to such party under this  Agreement for any legal or other expenses  subsequently incurred by such party independently in  connection  with  the  defense  thereof  other  than  reasonable  costs of investigation,  unless (i) the  indemnifying  party and the indemnified  party shall have mutually  agreed to the retention of such counsel or (ii) the named parties to any such proceeding  (including any impleaded parties) include both the indemnifying  party and the indemnified  party and  representation of both parties by the same counsel would be inappropriate  due to actual or potential differing  interests between them. The indemnifying  party shall not be liable for any settlement of any proceeding  effected without its written consent but if  settled  with  such  consent  or if  there  be a  final  judgment  for the plaintiff,  the indemnifying  party agrees to indemnify the indemnified  party from and  against  any loss or  liability  by  reason  of such  settlement  or judgment.
            A  successor  by law of the  parties  to this  Agreement  shall be entitled to the  benefits of the  indemnification  contained  in this  Article
VIII.  The  indemnification  provisions  contained  in this Article VIII shall survive any termination of this Agreement.
ARTICLE IX. Notices

            Any notice shall be sufficiently  given when sent by registered or certified  mail to the  other  party at the  address  of such  party set forth below or at such other  address as such party may from time to time specify to the other party.
            If to the Fund:
                  Oppenheimer Variable Account Funds
                  6803 South Tucson Way
                  Centennial, CO 80112
                  Attn: General Counsel

                  With a copy to:
                  Oppenheimer Variable Account Funds
                  Two World Financial Center
                  225 Liberty Street, 11th Floor
                  New York, NY 10080
                  Attn.: Director of Variable Accounts

            If to the Adviser:
                  OppenheimerFunds, Inc.
                  6803 South Tucson Way
                  Centennial, CO 80112
                  Attn: General Counsel

                  With a copy to:
                  Oppenheimer Variable Account Funds
                  Two World Financial Center
                  225 Liberty Street, 11th Floor
                  New York, NY 10080
                  Attn.: Director of Variable Accounts

            If to the Company:

                  Attn:

ARTICLE X.  Miscellaneous

10.1. The Company  represents  and  warrants  that any  Contracts  eligible to purchase  shares of the Fund and  offered  and/or  sold in private  placements
will  comply  in  all  material   respects  with  the   exemptions   from  the
registration  requirements  of the 1933 Act and  applicable  federal and state laws and regulations.
10.2. Subject to the  requirements of legal process and regulatory  authority, each party hereto shall treat as  confidential  the names and addresses of the
owners  of  the  Contracts  and  all  information   reasonably  identified  as
confidential  in writing by any other party hereto and, except as permitted by
(i) this  Agreement and (ii) by Title V, Subtitle A of the  Gramm-Leach-Bliley
Act and by regulations  adopted  thereunder by regulators having  jurisdiction over the parties  hereto,  shall not  disclose,  disseminate  or utilize  such names and addresses  and other  confidential  information  without the express written  consent of the affected party until such time as it may come into the public domain.
10.3. Each party  shall treat as  confidential  all  information  of the other party  which the  parties  agree in  writing  is  confidential  ("Confidential
Information").  Except  as  permitted  by this  Agreement  or as  required  by appropriate  governmental authority (including,  without limitation,  the SEC, the NASD, or state  securities and insurance  regulators)  the receiving party shall not disclose or use  Confidential  Information of the other party before it enters the public domain,  without the express written consent of the party providing the Confidential Information.
10.4. The  captions  in  this  Agreement  are  included  for   convenience  of
reference only and in no way define or delineate any of the provisions  hereof or otherwise affect their construction or effect.
10.5. This   Agreement  may  be  executed   simultaneously   in  two  or  more
counterparts,  each of which taken together shall  constitute one and the same instrument.
10.6. If any  provision of this  Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of the Agreement shall not be affected thereby.
10.7. The  parties  to  this   Agreement   acknowledge   and  agree  that  all
liabilities  of  the  Fund  arising,   directly  or  indirectly,   under  this
Agreement,  of any and every nature whatsoever,  shall be satisfied solely out of the assets of the Fund and that no  Trustee,  director,  officer,  agent or holder  of shares  of  beneficial  interest  of the Fund  shall be  personally liable for any such liabilities.
10.8. The parties to this Agreement  agree that the assets and  liabilities of each  Portfolio  of the Fund are  separate  and  distinct  from the assets and liabilities  of each other  Portfolio.  No Portfolio  shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.
10.9. Each party hereto shall  cooperate  with, and promptly notify each other
party  and  all  appropriate   governmental   authorities  (including  without
limitation the Securities and Exchange  Commission,  the National  Association
of Securities Dealers,  Inc. and state insurance  regulators) and shall permit such  authorities  reasonable  access to its books and  records in  connection
with  any   investigation  or  inquiry  relating  to  this  Agreement  or  the transactions contemplated hereby.
10.10.      The rights,  remedies and obligations  contained in this Agreement are  cumulative  and  are in  addition  to any and all  rights,  remedies  and obligations,  at law or in equity,  which the parties  hereto are  entitled to under state and federal laws.
10.11.      It is  understood  by the parties  that this  Agreement  is not an exclusive arrangement in any respect.
10.12.      The  Company and the Adviser  each  understand  and agree that the obligations  of the Fund under this Agreement are not binding upon any Trustee or shareholder of the Fund personally,  but bind only the Fund with respect to the Portfolio and the Portfolio's  property;  the Company and the Adviser each represent that it has notice of the provisions of the  Declaration of Trust of
the  Fund   disclaiming   Trustee  and  shareholder   liability  for  acts  or
obligations of the Fund.
10.13.      This  Agreement  shall not be assigned by any party hereto without the prior written  consent of all the parties.  Notwithstanding  the foregoing or  anything  to the  contrary  set forth in this  Agreement,  the Adviser may transfer or assign its rights,  duties and  obligations  hereunder or interest
herein  to  any  entity  owned,   directly  or   indirectly,   by  Oppenheimer
Acquisition  Corp.  (the Adviser's  parent  corporation)  or to a successor in interest  pursuant  to a merger,  reorganization,  stock  sale,  asset sale or other  transaction,  without the consent of the  Company,  as long as (i) that assignee agrees to assume all the  obligations  imposed on the Adviser by this
Agreement, and (ii) the Fund consents to that assignment.
10.14.      This  Agreement  sets  forth  the  entire  agreement  between  the
parties   and   supercedes   all   prior   communications,    agreements   and
understandings,  oral or written,  between the parties  regarding  the subject matter hereof.

            IN  WITNESS  WHEREOF,  each of the  parties  hereto has caused its duly authorized officers to execute this Agreement.

                                    _____________ LIFE INSURANCE COMPANY

                                          By:

                                          Title:

                                          Date:

                                          OPPENHEIMER VARIABLE ACCOUNT FUND

                                          By:

                                          Title: Secretary

                                          Date:

                                          OPPENHEIMERFUNDS, INC.
                                          By:

                                          Title: Vice President

                                          Date:

                                 SCHEDULE 1

Separate Accounts                                           Products

                                  SCHEDULE 2

Portfolios of  Oppenheimer  Variable  Account Funds shown below do not include service class shares unless expressly indicated: